Exhibit 99.1

FOR IMMEDIATE RELEASE

ChoiceOne Financial Services, Inc. Announces Pricing of Common Stock Offering

(July 25, 2024) - SPARTA, MI, ChoiceOne Financial Services, Inc. (NASDAQ: COFS) (“ChoiceOne”), the parent company of ChoiceOne Bank, announced today the pricing of an underwritten public offering of 1,200,000 shares of its common stock at a price to the public of $25.00 per share, for gross proceeds of approximately $30.0 million. The net proceeds to ChoiceOne, after deducting the underwriting discounts but before deducting the estimated offering expenses payable by ChoiceOne, are expected to be approximately $28.2 million. ChoiceOne has granted the underwriter a 30-day option to purchase up to an additional 180,000 shares of Company common stock to cover over-allotments at the public offering price, less the underwriting discount.

D.A. Davison & Co. is acting as sole book-running manager for the offering.

ChoiceOne intends to use the net proceeds of this offering for general corporate purposes including supplementing regulatory capital ratios and in conjunction with its announced merger with Fentura Financial, Inc.

ChoiceOne expects to close the offering, subject to customary conditions, on or about July 26, 2024.

Additional Information Regarding the Offering

A shelf registration statement, including a prospectus (File No. 333-272337), with respect to the offering was previously filed by ChoiceOne with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on June 20, 2023. A preliminary prospectus supplement relating to and describing the terms of the offering was filed and is available on the SEC’s website at www.sec.gov and ChoiceOne will file a final prospectus supplement relating and describing the terms of the offering. Before considering an investment, prospective investors should read the final prospectus supplement and the accompanying prospectus in the registration statement and other documents ChoiceOne has filed with the SEC for more complete information about ChoiceOne and the offering because they contain important information. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained free of charge by visiting the SEC’s website at www.sec.gov, or may be obtained by contacting: D.A. Davidson & Co. by telephone at 1-800-322-5915 or by e-mail at prospectusrequest@dadco.com.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to sell or the solicitation of an offer to buy any securities.  There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

About ChoiceOne
ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan, and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 35 offices in parts of Kent, Ottawa, Muskegon, Newaygo, Lapeer, St. Clair, Macomb, and Oakland counties. ChoiceOne is an approximately $2.6 billion-asset bank holding company making it the eighth largest bank holding company in Michigan based on asset size. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the Nasdaq Capital Market under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website choiceone.bank.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws relating to the registered follow-on offering of common stock by ChoiceOne. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue,” “future” and variations of such words and similar expressions are intended to identify such forward looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

A discussion of certain risks and uncertainties affecting ChoiceOne, and some of the factors that could cause ChoiceOne’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Risks Related to the Company’s Business” in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2023 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the “SEC”) and are, or will be, available on the SEC’s website (www.sec.gov).

Contacts

Kelly J. Potes
Chief Executive Officer & Director
(616) 887-6837
kpotes@choiceone.bank

Adom J. Greenland
Chief Financial Officer & Executive Vice President
(616) 887-2334
agreenland@choiceone.bank